Exhibit 10.11

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Development Agreement

This Development Agreement (“Agreement”), is made and entered into, to be effective as of January 29, 2020 (the “Effective Date”), by and between LENSAR, Inc, a Delaware corporation having its principal place of business at 2800 Discovery Drive, Suite 100, Orlando, FL 32826 (“LENSAR”), and Oertli Instrumente AG, a Swiss corporation having a principal place of business at Hafnerwisenstrasse 4, 9442 Berneck, Switzerland (“Oertli”). LENSAR and Oertli may each be referred to individually as a “Party” and collectively as the “Parties.”

RECITALS:

WHEREAS, LENSAR develops, manufactures, markets and commercializes certain femtosecond laser cataract surgery devices and related supplies and services used for addressing cataract disease and other ophthalmic conditions;

WHEREAS, Oertli develops, manufactures, markets and commercializes certain phacoemulsification devices, instruments and consumables that the Parties believe may be commercially useful when combined with a femtosecond laser cataract surgery device;

WHEREAS, pursuant to the terms of this Agreement, the Parties wish to collaborate in the development of a combined femtosecond laser – phacoemulsification device for use in ophthalmic surgery methods;

NOW, THEREFORE, in consideration of the mutual agreements, covenants, terms and conditions herein contained, the Parties agree as follows:

Article 1

Definitions

Section 1.1 Affiliate “Affiliate” means, with respect to a specified person (natural or juridical), a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified. “Control” means ownership of more than fifty percent (50%) of the shares of stock entitled to vote for the election of directors in the case of a corporation, and more than fifty percent (50%) of the voting power in the case of a business entity other than a corporation.

Section 1.2 Combined Device. “Combined Device” means a single device comprising both a femtosecond laser capability and a phacoemulsification capability which is developed pursuant to the Development Project.

Section 1.3 Development Project. “Development Project” means the combined engineering and technical efforts of LENSAR and Oertli for the development of the Combined Device. The Development Project is as substantially outlined in Exhibit A, or as modified pursuant to the mutual agreement of the Parties through the Term.

Section 1.4 Intellectual Property Rights. “Intellectual Property Rights” means any inventions, discoveries, improvements and ideas (whether or not they are in writing or reduced to practice) and works of authorship (whether or not they can be patented or copyrighted) that either Party makes, authors, or conceives (either alone or with others) during the course of and pursuant to the Development Project and related to the Combined Device, and any related filing of a patent and/or patent application including any and all U.S., European and international patents issuing therefrom or claiming priority thereto and any and all continuations, continuations-in-part, divisionals, extensions, supplementary protection certificates, reissues or reexaminations, or equivalent rights, which are based thereon or claiming priority thereto, and any and all know-how, technology, data, reports, experiments or any other intellectual property rights.

Article 2

Development Project

Section 2.1 General. The Parties agree to commit the necessary resources and personnel to successfully and collaboratively pursue the Development Project and to use commercially reasonable efforts to complete in a satisfactory manner the key deliverables ascribed to each Party. Each Party agrees to perform all of its obligations hereunder using commercially reasonable efforts and with professionalism in accordance with standards prevalent in the industry. The Parties anticipate that the Development Project, which is attached hereto as Exhibit A, may be further modified by the Parties during discussions throughout the Term, and in particular prior to initiating substantial engineering efforts, as may be agreed to between the Parties.

Section 2.2 Management. If at any time either Party desires a change in the Development Project, the Parties shall discuss the same in good faith. Upon agreement of the Parties to such change, the Parties will prepare a written amendment to Exhibit A memorializing such change.

Section 2.3 Meetings and Reports. The Parties shall meet at a site designated by mutual agreement or by teleconference every month (or more or less frequently upon mutual agreement), to discuss the progress of and all aspects of the Development Project.

Article 3

Proprietary Rights; Research License

Section 3.1 Proprietary Rights. Each Party shall remain the owner of any Intellectual Property Rights owned by it as of the Effective Date. With respect to Intellectual Property Rights invented during the course of the Agreement, the inventor thereof shall be the owner, without regard to the other Party. Where the Intellectual Property Rights are jointly made due to inventive contributions from both Oertli and LENSAR (or Affiliates thereof), as determined by applicable patent law, the Parties shall be joint and several owners and shall be entitled to practice such Intellectual Property Rights in their sole discretion, and without regard to the other Party.

Section 3.2 Research License. Each Party grants to the other a non-exclusive, royalty free, fully paid, non-transferable, non-sublicensable license under such Party’s Intellectual Property Rights, solely for research purposes with respect to the Development Project. Neither Party shall have any rights to develop, commercialize or otherwise exploit any Intellectual

Property Rights of the other Party in any manner, except as provided for in this Section 3.2. The licenses granted hereunder shall lapse upon termination of the Agreement or the expiration of the Term.

Article 4

Fees

Section 4.1 Oertli Fees. In consideration for its efforts in accordance with this Agreement, LENSAR agrees to pay to Oertli fees based on an hourly rate for actual time spent on the Development Project, comprising [***]. In addition, LENSAR agrees to pay incidental costs of travel, travel time up to 11 hours maximum per day and materials used during the Development Project.

Section 4.2 Payment Method. LENSAR will pay Oertli within 30 days of receipt of an invoice detailing the hours spent, the tasks associated with such time, and incidental costs for travel and materials. Payment will be made as follows:

Wire Transfer

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Article 5

Confidentiality

Section 5.1 Confidentiality. The terms of confidentiality provided in the Non-Disclosure Agreement dated May 4th, 2019, shall be incorporated in their entirety to this Agreement, except that such terms shall be effective through the Term hereof, and that confidential information disclosed to a recipient will be maintained in confidentiality as provided in the Non-Disclosure Agreement for a period of 2 years after the expiration of the Term or termination of this Agreement.

Article 6

Agreement to Negotiations for Entering Into A Supply Agreement

Section 6.1 Supply Agreement Negotiations. It is the intent of the Parties that, if the Development Project is successful, they will enter into negotiations towards a Supply Agreement wherein Oertli will supply to LENSAR phacoemulsification devices for incorporation into the LENSAR femtosecond laser device, as a Combined Device as well as phaco instruments and single use consumables needed for the phacoemulsification device. Upon mutually satisfactory success, defined as substantially meeting each of the key deliverables agreed upon by the Parties and provided for in Exhibit A, either Party may elect to commence negotiations towards an agreement for such supply by sending written notice to the other Party. After receiving notification thereof, each Party agrees to enter into exclusive and good faith negotiations for a period of [***] days related to the supply of Oertli phacoemulsification devices for the purpose of allowing LENSAR to manufacture a Combined Device, wherein LENSAR would be the exclusive distributor of the developed Combined Device. Price, quantity and delivery schedule shall be determined during such negotiation period and will be reduced to writing with such other terms and conditions as are customary and necessary in a supply agreement typical in the industry.

Article 7

Term and Termination

Section 7.1 Term of Agreement. The term of this Agreement shall be for 24 months (“Term”), unless earlier terminated in accordance with this Article 7 by either Party or by the Parties mutual agreement, or unless extended by the Parties through mutual written amendment to this Agreement.

Section 7.2 Termination for Cause. Either Party may terminate this Agreement by delivering written notice thereof to the other Party if the other Party breaches any of its material obligations, representations or warranties as set forth herein, provided that such breaching Party shall have received written notice of such breach from the other Party and has failed to correct such breach within thirty (30) days after such notice.

Section 7.3 Termination for Convenience. Either Party may terminate this Agreement in its sole discretion by providing the other Party with sixty days prior written notice. In case of termination by LENSAR, Oertli has the right to bill all cumulated expenses up to the date of termination and LENSAR will cover such expenses.

Section 7.4 Effect of Termination. Upon termination of this Agreement or the expiration of the Term without renewal, the licenses granted in Section 3 will lapse and the Parties shall have no further obligations to each other, except for those provided in Articles 5, 8, 9 and 11.

Article 8

Representations and Warranties

Section 8.1 Representations and Warranties of Both Parties. Each Party represents and warrants that: (a) it shall perform its obligations under this Agreement in a timely, competent and workmanlike manner as described in the Exhibit A; (b) it has full authority to enter into this Agreement and has completed such corporate formalities and authorizations as are necessary for it to enter into this Agreement, and that the signatory is the authorized agent of such Party for the purposes of entering into this Agreement; (c) neither the execution nor delivery of this Agreement nor the carrying on of the business contemplated hereby, nor the conduct of the Development Project as proposed, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which such Party is now obligated.

Section 8.2 Anti-Corruption Warranties; Debarment. Each Party agrees that that it shall not cause the other Party to be in violation of the Anti-Corruption Laws or otherwise cause any reputational harm to the other Party; that it shall fully cooperate with the other Party in ensuring compliance with the Anti-Corruption Laws and all other Applicable Law; and that it shall promptly notify the other Party if it learns or has any information or suspicion that there may be a violation of the Anti-Corruption Laws in connection with the performance of this Agreement. Each Party further represents and warrants that it has not been debarred by any applicable Regulatory Authority or other governmental entity, including under subsections 306(a) or (b) of the FDCA and will not use and has not used, to the best of its knowledge, in any capacity the services of any person who has been debarred by any applicable Regulatory Authority. “Anti-Corruption Laws” as used herein means all applicable law dealing with bribery or corruption, including, to the extent applicable, the U.S. Foreign Corrupt Practices Act of 1977 (the “FCPA”), the U.K. Bribery Act 2010, and any law implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Transactions.

Article 9

Indemnity; Limitation of Liability

Section 9.1 Indemnity. Each Party shall indemnify and hold the other harmless from any and all third party claims, demands, losses, damages, suits, judgments, penalties and liabilities, of any kind and nature whatsoever, including payment of reasonable attorneys’ fees, of a third party based upon a material breach of this Agreement by the other Party or upon any grossly negligent or wrongful act of such other Party which may arise, directly or indirectly, from or in connection with, their performance of the terms and conditions of this Agreement.

Section 9.2 Limitation of Liability. IN NO EVENT SHALL EITHER PARTY’S AGGREGATE LIABILITY HEREUNDER, BASED ON ANY THEORY OF LIABILITY OR CAUSE OF ACTION, EXCEED THE TOTAL AMOUNT OF FEES PAID BY LENSAR TO OERTLI UNDER THIS AGREEMENT. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO LOST PROFITS, SAVINGS OR REVENUE, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

Article 10

Further Assurances

If either Party requires that this Agreement or any document relating to the subject matter hereof to be legalized and/or notarized, or submitted, filed or registered with any government agency, the other Party agrees to assist in complying with those requirements. Any such submission, filing or registration shall be made in the name and for the benefit of a Party and shall be at the expense of such Party.

Article 11

Miscellaneous

Section 11.1 Independent Contractor. The Parties are independent contractors of each other and neither Party is entitled to privileges, services, facilities and benefits that are available to the other Party’s employees.

Section 11.2 Entire Agreement. This Agreement, including all Exhibits specifically mentioned, constitutes the entire understanding between the Parties relating to the subject matter of this Agreement, and supersedes all prior or contemporaneous discussions, representations, correspondence and agreements, oral or written, between the Parties not expressly embodied herein.

Section 11.3 Amendments; Waiver. No amendments, changes, extensions or modifications to this Agreement are valid and binding except if in writing and signed by the Parties. Waiver by either Party of a breach or violation of any provision of this Agreement shall not operate as, or be construed to be, a waiver of any prior, concurrent or subsequent breach. None of the provisions of this Agreement are considered waived by either Party except when such waiver is given in writing.

Section 11.4 Governing Law; Jurisdiction; Venue. This Agreement will be construed and interpreted under and in accordance with the substantive laws of Switzerland, without regard to conflicts of law principles and to the provisions of the United Nations Convention on Contracts for the International Sale of Goods (CISG). Any action or proceeding arising under or relating to this Agreement will be brought only in the courts of the Canton of St. Gallen, Switzerland, to which each Party consents to jurisdiction for the purposes of this Agreement only.

Section 11.5 Notice. Any notices required in this Agreement shall be in writing, shall be delivered in one of the following ways and deemed to have been received (a) on the date delivered if delivered by hand, (b) the next following business day after being sent if sent by overnight courier, or (c) three (3) business days after mailing, postage prepaid, by certified mail, return receipt requested, to the Party as designated by the notices clause below.

Section 11.6 Severability. In the event that any provision contained herein is held to be invalid or unenforceable, all other provisions of this Agreement are deemed severable and will remain enforceable to the full extent permitted by law.

Section 11.7 Counterparts; Facsimile Signatures. This Agreement may be executed in two counterparts, each of which are deemed an original, but both of which together constitute one and the same instrument. Copies of signatures sent by facsimile or electronic mail transmission are deemed to be originals for purposes of execution and proof of this Agreement.

Section 11.8 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and the successors or permitted assigns of the Parties hereto. The rights and obligations of either Party herein may not be assigned, except that such rights and obligations may be assigned to any Affiliate of a Party or to any successor of all or substantially all of the business or assets of a Party to which this Agreement relates.

Section 11.9 Titles and Headings; Construction. Titles and headings to Sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. This Agreement shall be construed without regard to any presumption or other rule requiring construction hereof against the Party causing this Agreement to be drafted.

Section 11.10 Benefit. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the Parties hereto or their respective successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 11.11 Notices. All notices or other communications to a Party required or permitted hereunder shall be in writing and shall be delivered personally or by facsimile (receipt confirmed electronically) to such Party (or, in the case of an entity, to an executive officer of such Party) or shall be sent by a reputable express delivery service or by certified mail, postage prepaid with return receipt requested, addressed as follows:

If to LENSAR to:

By Mail or Overnight Courier: 2800 Discovery Drive, Suite 100, Orlando, FL 32826.

By Email: [***] and [***].

If to Oertli to:

By Mail or Overnight Courier: [***]

By Email: [***]

Any Party may change the above-specified recipient and/or mailing address by notice to the other Party given in the manner herein prescribed. All notices shall be deemed given on the day when actually delivered as provided above (if delivered personally or by facsimile, provided that any such facsimile is received during regular business hours at the recipient’s location) or on the day shown on the return receipt (if delivered by mail or delivery service).

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date set forth below and effective as of the Effective Date.

LENSAR, Inc.
By:	/s/ Nicholas T. Curtis
Name:	CEO Nicholas T. Curtis
Title:	CEO
Date:	January 29, 2020

Oertli Instrumente, AG
By:	/s/Thomas Bosshard
Name:	Thomas Bosshard
Title:	Director Sales & Marketing
Date:	January 30, 2020

EXHIBIT A

Development Project Description

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